                                                                   Exhibit 10.11

                          LOAN AND SECURITY AGREEMENT
                             NUANCE COMMUNICATIONS

                               TABLE OF CONTENTS

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
1    ACCOUNTING AND OTHER TERMS                                                                             4
-    --------------------------

2    LOAN AND TERMS OF PAYMENT                                                                              4
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     2.1  Credit Extensions                                                                                 4
     2.2  Interest Rate, Payments                                                                           5
     2.3  Fees                                                                                              5

3    CONDITIONS OF LOANS                                                                                    5
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     3.1  Conditions Precedent to Initial Credit Extension                                                  5
     3.2  Conditions Precedent to all Credit Extensions                                                     5

4    CREATION OF SECURITY INTEREST                                                                          6
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     4.1  Grant of Security Interest                                                                        6

5    REPRESENTATIONS AND WARRANTIES                                                                         6
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     5.1  Due Organization and Authorization                                                                6
     5.2  Collateral                                                                                        6
     5.3  Litigation                                                                                        6
     5.4  No Material Adverse Change in Financial Statements                                                7
     5.5  Solvency                                                                                          7
     5.6  Regulatory Compliance                                                                             7
     5.7  Subsidiaries                                                                                      7
     5.8  Full Disclosure                                                                                   7

6    AFFIRMATIVE COVENANTS                                                                                  7
-    ---------------------
     6.1  Government Compliance                                                                             7
     6.2  Financial Statements, Reports, Certificates                                                       8
     6.3  Inventory; Returns                                                                                8
     6.4  Taxes                                                                                             8
     6.5  Insurance                                                                                         8
     6.6  Primary Accounts                                                                                  9
     6.7  Financial Covenants                                                                               9
     6.8  Further Assurances                                                                                9

7    NEGATIVE COVENANTS                                                                                     9
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     7.1  Dispositions                                                                                      9
     7.2  Changes in Business, Ownership, Management or Business Locations                                  9
     7.3  Mergers or Acquisitions                                                                           9
     7.4  Indebtedness                                                                                      9
     7.5  Encumbrance                                                                                      10
     7.6  Distributions; Investments                                                                       10
     7.7  Transactions with Affiliates                                                                     10
     7.8  Subordinated Debt                                                                                10
     7.9  Compliance                                                                                       10

8    EVENTS OF DEFAULT                                                                                     10
-    -----------------
     8.1  Payment Default                                                                                  10
     8.2  Covenant Default                                                                                 10
     8.3  Material Adverse Change                                                                          11
     8.4  Attachment                                                                                       11
     8.5  Insolvency                                                                                       11

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
     8.6  Other Agreements                                                                                 11
     8.7  Judgments                                                                                        11
     8.8  Misrepresentations                                                                               11

9    BANK'S RIGHTS AND REMEDIES                                                                            11
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     9.1  Rights and Remedies                                                                              11
     9.2  Power of Attorney                                                                                12
     9.3  Accounts Collection                                                                              12
     9.4  Bank Expenses                                                                                    12
     9.5  Bank's Liability for Collateral                                                                  13
     9.6  Remedies Cumulative                                                                              13
     9.7  Demand Waiver                                                                                    13

10   NOTICES                                                                                               13
--   -------

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER                                                            13
--   ------------------------------------------

12   GENERAL PROVISIONS                                                                                    13
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     12.1 Successors and Assigns                                                                           13
     12.2 Indemnification                                                                                  14
     12.3 Time of Essence                                                                                  14
     12.4 Severability of Provision                                                                        14
     12.5 Amendments in Writing, Integration                                                               14
     12.6 Counterparts                                                                                     14
     12.7 Survival                                                                                         14
     12.8 Confidentiality                                                                                  14
     12.9 Attorneys' Fees, Costs and Expenses                                                              15

13   DEFINITIONS                                                                                           15
--   -----------
     13.1 Definitions                                                                                      15

          THIS LOAN AND SECURITY AGREEMENT dated June 23, 1999, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and NUANCE COMMUNICATIONS ("Borrower"), whose address is 1380 Willow Road, Menlo Park, California 94025 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.        ACCOUNTING AND OTHER TERMS
          --------------------------

          Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2         LOAN AND TERMS OF PAYMENT
          -------------------------

2.1       CREDIT EXTENSIONS.

          Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1     EQUIPMENT ADVANCES.

          (a) Through June 23, 2000 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance Equipment purchased on or after 90 days before the respective Equipment Advance and may not exceed 100% of the equipment invoice. Software licenses, leasehold improvements and other soft costs (consisting of taxes, shipping, warranty charges, freight discounts and installation expense) may constitute up to 50% of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of $25,000. In addition, the initial Equipment Advance may be used to purchase Equipment purchased on or after January 1, 1999.

          (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.2(a) and is payable monthly until the Equipment Availability End Date occurs.

          (c) Equipment Advances outstanding on December 23, 1999 are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on January 23, 2000 and ending on December 23, 2002.

          (d) Equipment Advances made after December 23, 1999 and outstanding on the Equipment Availability End Date are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the 23rd of each month following the Equipment Availability End Date and ending on June 23, 2003 (the "Equipment Maturity Date"). Equipment Advances when repaid may not be reborrowed.

          (e) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.1.2     CASH MANAGEMENT FACILITY.

          Borrower may use up to $250,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing

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services identified in the Cash Management Services Agreement (the "Cash
Management Services"). The Cash Management Facility terminates on the Cash Management Maturity Date, when all outstanding amounts under the Cash Management Facility are immediately payable.

2.2  INTEREST RATE, PAYMENTS.

     (a) Interest Rate. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 0.75 percentage points above the Prime Rate. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     (b) Payments. Interest due on the Equipment Advances is payable on the 1st of each month. Bank may debit any of Borrower's deposit accounts including Account Number ____________________________ for principal and interest payments or any amounts Borrower owes Bank under this Agreement. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments (OTHER THAN A WIRE TRANSFER OR IMMEDIATELY AVAILABLE FUNDS) received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3  FEES.

     Borrower will pay:

     (a) Facility Fee. A fully earned, non-refundable Facility Fee of $5,000 due on the Closing Date; and

     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, when due.

3    CONDITIONS OF LOANS
     -------------------

3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     Bank's obligations to make each Advance, including the initial Advance, is subject to the following:

     (a)  timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date) and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects.

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4    CREATION OF SECURITY INTEREST
     -----------------------------

4.1  GRANT OF SECURITY INTEREST.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

5    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

5.1  DUE ORGANIZATION AND AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except for states as to which any failure so to qualify would not cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default would reasonably be expected to cause a Material Adverse Change.

5.2  COLLATERAL.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3  LITIGATION.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which a likely adverse decision would reasonably be expected to cause a Material Adverse Change.

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5.4  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5  SOLVENCY.

     Borrower is able to pay its debts (including trade debts) as they mature.

5.6  REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could would reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain such consent, approval or authorization to make such declaration or filing or to give any such notice would not reasonably be expected to cause a Material Adverse Change.

5.7  SUBSIDIARIES.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8  FULL DISCLOSURE.

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

6    AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

6.1  GOVERNMENT COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change in Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

     (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

     (b) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C, together with accounts receivable and accounts payable agings.

     (c) At such times as an Event of Default has occurred and is continuing Bank has the right to audit Borrower's Collateral at Borrower's expense.

6.3  INVENTORY; RETURNS.

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4  TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5  INSURANCE.

     Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. So long as no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, then, at Bank's option, all proceeds payable under any such casualty policy shall be payable to Bank on account of the Obligations.

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

6.6  PRIMARY ACCOUNTS.

     Borrower will maintain its primary depository and operating accounts with Bank.

6.7  FINANCIAL COVENANTS.

     Borrower will maintain as of the last day of each month:

               (i) TANGIBLE NET WORTH. A Tangible Net Worth of at least $2,000,000.

               (ii) LIQUIDITY COVERAGE. A ratio of cash plus 50% of net Accounts, divided by the aggregate outstanding Equipment Advances of not less than 2.00 to 1.00.

6.8  FURTHER ASSURANCES.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7    NEGATIVE COVENANTS
     ------------------

     Borrower will not do any of the following:

7.1  DISPOSITIONS.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2  CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25% (other than the sale by Borrower of equity securities of Borrower. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

7.3  MERGERS OR ACQUISITIONS.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement or result in a decrease of more than 25% of Tangible Net Worth; or
(ii) the merger or consolidation is (a) a Subsidiary into another Subsidiary or
(b) a Subsidiary into Borrower.

7.4  INDEBTEDNESS.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5  ENCUMBRANCE.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, subject only to Permitted Liens.

7.6  DISTRIBUTIONS; INVESTMENTS.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7  TRANSACTIONS WITH AFFILIATES.

     Directly or indirectly enter or permit any material transaction with any Affiliate (other than a Subsidiary) except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8  SUBORDINATED DEBT.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9  COMPLIANCE.

     Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply in any material respect with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could be reasonably expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8    EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

8.1  PAYMENT DEFAULT.

     If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.2  COVENANT DEFAULT.

     If Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3  MATERIAL ADVERSE CHANGE.

     (i) If there occurs a material impairment in the perfection or priority of the Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance or (ii) if the Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

8.4  ATTACHMENT.

     If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5  INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6  OTHER AGREEMENTS.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $50,000 or that could reasonably expected to cause a Material Adverse Change;

8.7  JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $100,000 not covered by insurance is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8  MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9    BANK'S RIGHTS AND REMEDIES
     --------------------------

9.1  RIGHTS AND REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

     (g)  Dispose of the Collateral according to the Code.

9.2  POWER OF ATTORNEY.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of landing for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3  ACCOUNTS COLLECTION.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4  BANK EXPENSES.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank reasonably deems prudent. Any reasonable amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5  BANK'S LIABILITY FOR COLLATERAL.

     If Bank complies with reasonable banking practices it is not liable for:
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6  REMEDIES CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7  DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10   NOTICES
     -------

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
     ------------------------------------------

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12   GENERAL PROVISIONS
     ------------------

12.1 SUCCESSORS AND ASSIGNS.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2 INDEMNIFICATION.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 TIME OF ESSENCE.

     Time is of the essence for the performance of all obligations in this Agreement.

12.4 SEVERABILITY OF PROVISION.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 AMENDMENTS IN WRITING, INTEGRATION.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 SURVIVAL.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 CONFIDENTIALITY.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13       DEFINITIONS
         -----------

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CASH MANAGEMENT FACILITY" is defined in Section 2.1.2.

         "CASH MANAGEMENT MATURITY DATE" is March 31, 2000.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is the property described on Exhibit A.
                                                   ---------

         "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to $2,000,000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.1.

         "EQUIPMENT MATURITY DATE" is defined in Section 2.1.1.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services (other than trade debt incurred in the ordinary course of business), such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and Exchange Contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c)  Subordinated Debt;

         (d) Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

         (e)  Indebtedness secured by Permitted Liens;

         (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

         (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding Fifty Thousand Dollars ($100,000) in the aggregate outstanding at any time; and

         (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a)  Investments shown on the Schedule and existing on the Closing
Date;

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) any investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

         (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

         (d)  Investments accepted in connection with Transfers permitted by
Section 7.1;

         (e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

         (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors; (iii) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as Borrower's board of directors determines that such compensation is in the best interests of Borrower; and (iv) after loans to officers and employees approved by Borrower's board of directors in an aggregate amount not in excess of $100,000 outstanding at any time.

         (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

         (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

         (i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $100,000 in the aggregate in any fiscal year.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

         (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

         (g) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

         (h) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus,
                              -----

(i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:

Nuance Communications

By: /s/ Signature Illegible

Title: VP & CFD


BANK:

SILICON VALLEY BANK

By: /s/ Signature Illegible

Title: Vice President

                                   EXHIBIT A
                                   ---------

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

                                   EXHIBIT B
                                   ---------

                  LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

             DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION                                    DATE: ______________________________

FAX#: (408) 496-2426                                                   TIME: ______________________________

FROM: Nuance Communications
      ---------------------
      CLIENT NAME (BORROWER)

REQUESTED BY:
_______________________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
_______________________________________________________________________

PHONE NUMBER:
_______________________________________________________________________________

FROM ACCOUNT #________________      TO ACCOUNT

#___________________________________________________________________

REQUESTED TRANSACTION TYPE                                    REQUESTED DOLLAR AMOUNT
--------------------------                                    -----------------------

PRINCIPAL INCREASE (ADVANCE)                                  $________________________________________________

PRINCIPAL PAYMENT (ONLY)                                      $________________________________________________

INTEREST PAYMENT (ONLY)                                       $________________________________________________

PRINCIPAL AND INTEREST (PAYMENT)                              $________________________________________________

OTHER INSTRUCTIONS:__________________________________________________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

                                 BANK USE ONLY

TELEPHONE REQUEST:
-----------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_________________________

----------------------------------
         Authorized Requester                                 Phone #

_________________________

----------------------------------
         Received By (Bank)                                   Phone #

                   __________________________________________
                           Authorized Signature (Bank)

                                   EXHIBIT C
                            COMPLIANCE CERTIFICATE


TO:    SILICON VALLEY BANK
       3003 Tasman Drive
       Santa Clara, CA 95054

FROM:  NUANCE COMMUNICATIONS

       The undersigned authorized officer of Nuance Communications
("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

       PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

         REPORTING COVENANT                                   REQUIRED                                    COMPLIES
         ------------------                                   --------                                    --------
         Monthly financial statements + CC
         And A/R and A/P agings                               Monthly within 30 days                      Yes   No
         Annual (Audited)                                     FYE within 120 days                         Yes   No

         FINANCIAL COVENANT                                   REQUIRED              ACTUAL                COMPLIES
         ------------------                                   --------              ------                --------

         Maintain on a Monthly Basis:
         Minimum Tangible Net Worth                           $2,000,000            $________             Yes   No
         Minimum Liquidity Coverage*                          2.00:1.00             _____:1.00            Yes   No

* A ratio of cash plus 50% of net Accounts, divided by the aggregate outstanding Equipment Advances.

COMMENTS REGARDING EXCEPTIONS: See Attached.

Sincerely,

Nuance Communications

---------------------------------
SIGNATURE

---------------------------------
TITLE

---------------------------------
DATE

                                 BANK USE ONLY

Received by: __________________________
                  AUTHORIZED SIGNER

Date: _________________________________

Verified: _____________________________
                  AUTHORIZED SIGNER

Date: _________________________________

Compliance Status:            Yes    No

                              SILICON VALLEY BANK

                      PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:                           NUANCE COMMUNICATIONS

LOAN OFFICER:                       CHRIS WAGNER

DATE:                               JUNE 23, 1999

                                    EQUIPMENT LINE LOAN FEE            $5,000.00
                                    CREDIT REPORT                          35.00
                                    UCC SEARCH FEE                         75.00
                                    UCC FILING FEE                         20.00
                                    DOCUMENTATION FEE                     750.00

                                    TOTAL FEE DUE                      $5,880.00
                                    -------------                      ---------

Please indicate the method of payment:

         [_] A check for the total amount is attached.

         [X] Debit DDA # __________________ for the total amount.

         [_] Loan proceeds

BORROWER:

By:  /s/ Signature Illegible
     (Authorized Signer)

/s/ Signature Illegible
Silicon Valley Bank      (Date)
Account Officer's Signature

                           NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of June 23, 1999 by and between Nuance Communications ("Borrower") and Silicon Valley Bank ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

         1. Except for (i) non-exclusive licenses granted in the ordinary course of business and exclusive licenses granted for a specific geographical location or technical field in the ordinary course of business, and (ii) other transfers not resulting in a Material Adverse Change (as defined in the Loan Documents), Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

               a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

               b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

               c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

               f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

               g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

               i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

               j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

         2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

Nuance Communications

By: /s/ Signature Illegible

Name: Craham v. Smith

Title: VP c CFO


BANK:

SILICON VALLEY BANK

By: /s/ Signature Illegible

Name: Christopher Wagner

Title: VP

                        CORPORATE BORROWING RESOLUTION

BORROWER:  NUANCE COMMUNICATIONS               BANK:  SILICON VALLEY BANK
           1380 WILLOW ROAD                           3003 TASMAN DRIVE
           MENLO PARK, CA 94025                       SANTA CLARA, CA 95054-1191

I, the undersigned Secretary or Assistant Secretary of Nuance Communications ("Borrower"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of California.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

       NAMES                          POSITIONS               ACTUAL SIGNATURES
       -----                          ---------               -----------------

Ronald A ??                          President & CEO         /s/ Signature
Illegible

Graham V Smith                       VP & CFO                /s/ Signature
Illegible

_____________________________        _____________________
                                     ____________________

_____________________________        _____________________
                                     ____________________

acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

         EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank the loan documents of Borrower, on Bank's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

         GRANT SECURITY. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         LETTERS OF CREDIT. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

         FOREIGN EXCHANGE CONTRACTS. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

         ISSUE WARRANTS. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Borrower and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Borrower; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on June 23, 1999 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

X /s/ Signature Illegible
  *Secretary or Assistant Secretary

X /s/ Signature Illegible

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                                 CHART OMITTED

                                 CHART OMITTED

                                 CHART OMITTED

                                 CHART OMITTED

                                   EXHIBIT A
                                   ---------

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not include any license or contract rights to the extent (i) the granting of a security interest in it would be contrary to applicable law, or (ii) that such rights are nonassignable by their terms (but only to the extent such prohibition is enforceable under applicable law, including, without limitation, Section 9318(4) of the Code) without the consent of the licensor or other party (but only to the extent such consent has not been obtained). Except as disclosed on the Schedule, Borrower is not a party to, nor is bound by, any license or other agreement that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such license or agreement or any other property. Without prior notice to Bank, Borrower's shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                 WWW.WSGR.COM

PALO ALTO, CALIFORNIA
KIRKLAND WASHINGTON
AUSTIN, TEXAS

JOHN ARNOT WILSON
RETIRED

                                  May 5, 1999

Toula Vertin
Director of Finance
Nuance Communications
1380 Willow Road
Menlo Park, CA 94025

         Re: LOAN AND SECURITY AGREEMENT BETWEEN NUANCE COMMUNICATIONS AND SILICON VALLEY BANK

Dear Ms. Vertin:

         You have asked us to represent you in connection with the above-referenced finance transaction (the "Transaction") between Nuance Communications (the "Company"), and Silicon Valley Bank ("SVB"). As you know, our firm has represented SVB in the past and will continue to do so in the future.

         Our representation of the Company in the Transaction may give rise to a conflict of interest, although we have been advised by SVB that it will be separately represented in the Transaction by other counsel. We are governed by certain Rules of Professional Conduct promulgated by the State Bar of California, including Rule 3-310 (a copy of which is attached hereto as Exhibit
A), which rules are relevant to our proposed representation of the Company in the Transaction. Accordingly, we wish to disclose to you the nature and extent of our prior relationships with both the Company and SVB and to obtain your written consent to our participation as your counsel in connection with the Transaction, including your ratification and acknowledgement of our participation in this Transaction prior to the date hereof. We are also seeking a similar written acknowledgement and authorization from SVB with respect to our representation of the Company in the Transaction in light of our previous representation of SVB.

         We would like you to be aware of the following in connection with your decision to render your written consent as referred to above:

         1. We represent SVB in general corporate and certain lending matters other than those relating to the Transaction. As a result of our relationship to SVB, we are in possession of confidential information regarding SVB.

         2. We have represented the Company prior to the date hereof and will continue to represent the Company in general matters. As a result of our relationship to the Company, we are in or will be in possession of confidential information regarding the Company and its subsidiaries.

         3. You have informed us that you decline to obtain independent counsel in connection with the Transaction and have asked us to represent you in the Transaction.

         In light of the above-cited rules and the disclosure we have made in this letter, we hereby request your consent to our acting as your counsel in connection with the Transaction and to the general representation of all parties after the conclusion of the Transaction except in the case where a material conflict would be present (such material conflict to include, without limitation, any litigation among the parties arising from this Transaction). In order to effect the foregoing, please complete and execute the enclosed copy of this letter and send an executed copy to the undersigned.

         I would be more than happy to discuss any concerns or questions that you may have with regard to this matter.

         We appreciate your cooperation in this matter.

                                            VERY TRULY YOURS,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            PROFESSIONAL CORPORATION

                                            /s/ Signature Illegible

                                            ANDREW J. HIRSCH

ENCLOSURE

         I have read the foregoing, am aware of the possible conflicting interests in the above mentioned transaction and hereby consent on behalf of the Company to the representation of the Company by the law firm of Wilson Sonsini Goodrich & Rosati, P.C. in this transaction.

Date:___________________________                NUANCE COMMUNICATIONS



                                                By:___________________________

                                                Title: _______________________

                                   Exhibit A
                                   ---------

                            STATE BAR OF CALIFORNIA

                         RULES OF PROFESSIONAL CONDUCT
                         -----------------------------

Rule 3-310. AVOIDING THE REPRESENTATION OF ADVERSE INTERESTS

(A)      FOR PURPOSES OF THIS RULE:

         (1) "Disclosure" means informing the client or former client of the relevant circumstances and of the actual and reasonably foreseeable adverse consequences to the client or former client;

         (2) "Informed written consent" means the client's or former client's written agreement to the representation following written disclosure;

         (3)      "Written" means any writing as defined in Evidence Code
                  section 250.

(B) A member shall not accept or continue representation of a client without providing written disclosure to the client where:

         (1) The member has a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; or

         (2)      The member knows or reasonably should know that:

                  (a) the member previously had a legal, business, financial, professional, or personal relationship with a party or witness in the same matter; and

                  (b) the previous relationship would substantially affect the member's representation; or

         (3) The member has or had a legal, business, financial, professional, or personal relationship with another person or entity the member knows or reasonably should know would be affected substantially by resolution of the matter; or

         (4) The member has or had a legal, business, financial, or professional interest in the subject matter of the representation.

(C) A member shall not, without the informed written consent of each client:

         (1) Accept representation of more than one client in a matter in which the interests of the clients potentially conflict; or

         (2) Accept or continue representation of more than one client in a matter in which the interests of the clients actually conflict; or

         (3) Represent a client in a matter and at the same time in a separate matter accept as a client a person or entity whose interest in the first matter is adverse to the client in the first matter.

(D) A member who represents two or more clients shall not enter into an aggregate settlement of the claims of or against the clients without the informed written consent of each client.

(E) A member shall not, without the informed written consent of the client or former client, accept employment adverse to the client or former client where, by reason of the representation of the client or former client, the member has obtained confidential information material to the employment.

(F) A member shall not accept compensation for representing a client from one other than the client unless:

         (1) There is no interference with the member's independence of professional judgment or with the client-lawyer relationship; and

         (2) Information relating to representation of the client is protected as required by Business and Professions Code section 6068, subdivision (e); and

         (3) The member obtains the client's informed written consent, provided that no disclosure or consent is required if:

                  (a)      such nondisclosure is otherwise authorized by law, or

                  (b) the member is rendering legal services on behalf of any public agency which provides legal services to other public agencies or the public.